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Exhibit 5.1

Ameren Corporation	One Ameren Plaza
1901 Chouteau Avenue
Steven R. Sullivan	P.O. Box 66149, MC 1300
Senior Vice President	St. Louis, MO 63166-6149
Governmental/Regulatory Policy,	314.554.2098
General Counsel & Secretary	314.554.4014 fax

April 7, 2004

Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

        I am Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (the "Company"). The Company will file on or about the date hereof with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") with respect to up to $2,000,000,000 maximum aggregate offering price of (1) Senior Debt Securities (the "Senior Debt Securities") to be issued by the Company, (2) Subordinated Debt Securities (the "Subordinated Debt Securities") to be issued by the Company, (3) Trust Preferred Securities to be issued by Ameren Capital Trust I or Ameren Capital Trust II (the "Trust Preferred Securities"), (4) the Company's guarantees (the "Guarantees") relating to the Trust Preferred Securities, (5) Common Stock, $.01 par value (the "Common Stock"), including the preferred share purchase rights attached thereto ("Shares"), to be issued by the Company, (6) contracts to purchase Shares (the "Stock Purchase Contracts") and (7) units, each comprised of a Stock Purchase Contract and either Senior Debt Securities or Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder's obligations to purchase Shares under the Stock Purchase Contract (the "Stock Purchase Units" and, together with the foregoing securities, the "Securities"), in each case, to be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

        The Senior Debt Securities will be issued pursuant to an Indenture dated as of December 1, 2001 between the Company and The Bank of New York, as trustee (the "Senior Indenture"), the Subordinated Debt Securities will be issued pursuant to an indenture between the Company and the trustee named therein (the "Subordinated Indenture") and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and the trustee named therein (each, a "Guarantee Agreement"), in each case as filed or in the respective forms filed as exhibits to the Registration Statement.

        In so acting, I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation and By-laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as copies.

        On the basis of such review and assuming that (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof), (iii) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Commission or other applicable regulatory approvals and (iv) the Rights shall have been issued in accordance with the terms of the Rights Agreement, dated as of October 9, 1998 ("Rights Agreement"), between the Company and the EquiServe Trust Company, N.A., as Rights Agent, I am of the opinion that:

        1.     When (i) the supplemental indenture or other instrument under the Senior Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Debt Securities, (ii) the Subordinated Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Subordinated Debt Securities or (iii) the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Senior Indenture, the Subordinated Indenture and the Guarantee Agreements, respectively, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees will be legally issued and will constitute the valid and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other laws affecting creditors' rights and remedies generally and general equitable principles (whether considered in a proceeding in equity or at law).

        2.     When the Common Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto and, if issued pursuant to Stock Purchase Contracts, Stock Purchase Units or warrants, in accordance with the terms thereof, and upon receipt by the Company of the full purchase price thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable and the Rights will have been validly issued.

        3.     When (i) the Stock Purchase Contracts or Stock Purchase Units have been issued and sold on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto and (ii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts or Stock Purchase Units will be valid and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other laws affecting creditors' rights and remedies generally and general equitable principles (whether considered in a proceeding in equity or at law).

        The opinion in paragraph 2 above with respect to the Rights is limited to the valid issuance of the Rights under the corporation laws of the State of Missouri. In this connection, I have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provision of the Rights Agreement.

        I am a member of the State Bar of Missouri and this opinion is limited to the laws of the State of Missouri and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, I have, with your consent, relied upon the opinion of Thelen Reid & Priest LLP, New York, New York. As to all matters of Missouri law, Thelen Reid & Priest LLP is authorized to rely upon this opinion as if it were addressed to it.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Steven R. Sullivan

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  Exhibit 5.1